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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)
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

                  Delaware                                           13-3692801
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(State of incorporation or organization)                   (IRS Employer Identification No.)

           390 Greenwich Street

          New York, New York                                            10013
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(Address of principal executive offices)                             (Zip Code)

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:


                Title of Each Class                                           Name of Each Exchange on Which
                to be so Registered                                           Each Class is to be Registered
                -------------------                                           ------------------------------

        21,500,000 TIERS(R) Principal-Protected
        Minimum Return Trust Certificates, Series
        S&P 2003-10 with a principal amount of
                     $215,000,000
                (the "Certificates")                                              American Stock Exchange
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       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1. Description of Registrant's Securities to be Registered.

      The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information -- Q&A"; "Risk Factors";
"Description of the Certificates"; "Certain ERISA Considerations"; and "United
States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates,
Series S&P 2003-10, a copy of which Prospectus Supplement was filed on or about
March 26, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, and
"Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 19, 2003, which description is incorporated herein by reference.

Item 2. Exhibits.

               1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

               2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

               3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

               4. Form of the Prospectus is attached to the Registration
Statement and is incorporated herein by reference.

               5. The Preliminary Prospectus Supplement dated March 27, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates,
Series S&P 2003-10, which was filed with the Securities and Exchange Commission on or about March 31, 2003, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

               6. The Prospectus Supplement dated May 19, 2003 related to the
TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P
2003-10, which was filed with the Securities and Exchange Commission on or about
May 21, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

               7. Form of TIERS(R) Asset Backed Supplement Series S&P 2003-10 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates,
Series S&P 2003-10, which is attached hereto.



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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               STRUCTURED PRODUCTS CORP.
Date: May 22, 2003




                                               By: /s/ Matthew R. Mayers
                                                   ------------------------
                                                       Matthew R. Mayers
                                                       Authorized Signatory